Exhibit 3.1

Rhythm Pharmaceuticals, Inc.

Certificate of Designations

Series A Convertible Preferred Stock

April 15, 2024

Table of Contents

		Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Convertible Preferred Stock	14
(a)	Designation; Par Value	14
(b)	Number of Authorized Shares	14
(c)	Form, Dating and Denominations	14
(d)	Method of Payment; Delay When Payment Date is Not a Business Day	15
(e)	Register	15
(f)	Legends	16
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	17
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption	18
(i)	Status of Retired Shares	19
(j)	Replacement Certificates	19
(k)	Registered Holders	19
(l)	Cancellation	19
(m)	Shares Held by the Company or its Affiliates	19
(n)	Outstanding Shares	19
(o)	Notations and Exchanges	20
Section 4.	Ranking	21
Section 5.	Dividends	21
(a)	Generally	21
(b)	Participating Dividends	23
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	23
(a)	Generally	23
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	24
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock	24
(a)	No Right to Redeem Before the Redemption Trigger Date	24
(b)	Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date	24
(c)	Redemption Prohibited in Certain Circumstances	24
(d)	Redemption Date	25
(e)	Redemption Price	25
(f)	Redemption Notice	25
(g)	Payment of the Redemption Price	25
Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	26
(a)	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	26
(b)	Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions	26

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(c)	Change of Control Repurchase Date	26
(d)	Change of Control Repurchase Price	27
(e)	Change of Control Notice	27
(f)	Procedures to Exercise the Change of Control Repurchase Right	27
(g)	Payment of the Change of Control Repurchase Price	28
(h)	Compliance with Securities Laws	29
Section 9.	Voting Rights	29
(a)	Voting and Consent Rights with Respect to Specified Matters	29
(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	31
(c)	Procedures for Voting and Consents	31
Section 10.	Conversion	32
(a)	Generally	32
(b)	Conversion at the Option of the Holders	32
(c)	Mandatory Conversion at the Company’s Election.	32
(d)	Conversion Procedures	34
(e)	Settlement upon Conversion	34
(f)	Conversion Rate Adjustments	36
(g)	Voluntary Conversion Rate Increases	38
(h)	Restriction on Conversions and Certain Degressive Issuances	38
(i)	Effect of Common Stock Change Event	42
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	44
(a)	Equitable Adjustments to Prices	44
(b)	Reservation of Shares of Common Stock	44
(c)	Status of Shares of Common Stock	44
(d)	Taxes Upon Issuance of Common Stock	44
Section 12.	No Preemptive Rights	45
Section 13.	Tax Treatment	45
Section 14.	Calculations	45
(a)	Responsibility; Schedule of Calculations	45
(b)	Calculations Aggregated for Each Holder	45
Section 15.	Notices	45
Section 16.	Legally Available Funds	46
Section 17.	No Other Rights	46

Exhibits
Exhibit A: Form of Preferred Stock Certificate		A-1
Exhibit B: Form of Restricted Stock Legend		B-1

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Certificate of Designations

Series A Convertible Preferred Stock

On March 31, 2024, the Board of Directors of Rhythm Pharmaceuticals, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 150,000 authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to 150,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.      Definitions.

“Abeyance Shares” has the meaning set forth in Section 10(h).

“Abeyance Dividend” has the meaning set forth in Section 10(h).

“Affiliate” has the meaning set forth in Rule 144.

“Antitrust Clearance Date” means the date on which the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), has expired or been terminated, and any other required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Company. The Antitrust Clearance Date shall be deemed to have occurred with respect to any shares of Convertible Preferred Stock held by a Holder who is not required to undergo the HSR waiting period.

“Antitrust Redemption” has the meaning set forth in Section 7(h).

“Antitrust Redemption Date” means a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the Antitrust Trigger Event occurs.

“Antitrust Trigger Event” means, with respect to any share of Convertible Preferred Stock the event that the Antitrust Clearance Date has not occurred as of the one-year anniversary of the Initial Issue Date with respect to such share.

“Attribution Parties” has the meaning set forth in Section 10(h)(i).

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Buy-In” has the meaning set forth in Section 10(e)(v).

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing at least fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; or

(b)            the consummation of (i) any sale, lease, transfer, exclusive license or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, at least fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Notice” has the meaning set forth in Section 8(e).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Change of Control Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

“Change of Control Repurchase Right” has the meaning set forth in Section 8(a).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Abeyance Dividend” has the meaning set forth in Section 10(h).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a)            either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice or Redemption Notice Date, as applicable, is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided, however, that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, further, that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b)            each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

(c)            (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)            the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, together with the shares of Common Stock previously issued upon conversion of the Convertible Preferred Stock, does not exceed the Share Cap, unless the Requisite Stockholder Approval has been obtained or the Share Cap Fall Away has occurred; and

(e)            with respect to any Holder, the Company shall not have provided such Holder information that, at the time such Common Stock Liquidity Condition is determined, constitutes material non-public information under the U.S. federal securities laws regarding the Company.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means Rhythm Pharmaceuticals, Inc., a Delaware corporation.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” means, as of any time, an amount equal to (a) the Initial Liquidation Preference per share of Convertible Preferred Stock divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 20.8333 shares of Common Stock per one thousand dollars ($1,000.00) of Liquidation Preference of the Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations or the Convertible Preferred Stock to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Degressive Issuance Sunset Date” means the date on which the Company releases unblinded results for FRI065 Trial Design Of A Double-blind, Randomized, Placebo-controlled, Phase 3 Study Of Setmelanotide In Patients With Hypothalamic Obesity (ClinicalTrials.gov Identifier: NCT05774756) including the results of the Primary Endpoints.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). As of the Initial Issue Date, the Common Stock is the only Dividend Junior Stock.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). As of the Initial Issue Date, no shares of Dividend Parity Stock are issued or outstanding.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). As of the Initial Issue Date, no shares of Dividend Senior Stock are issued or outstanding.

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)            in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per share of Common Stock; and

(b)            in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)            numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii)            denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)            for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)            for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y)            for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)            the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 10(h)(i).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of shares of Common Stock, options to purchase shares Common Stock, or any other form of equity-based or equity-related awards (including restricted stock units), to employees, prospective employees who have accepted an offer of employment, directors or consultants of the Company or any of its Subsidiaries pursuant to plans that have been approved by a majority of the members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company’s issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion of the Convertible Preferred Stock; and (e) the Company’s issuance or sale of shares of Common Stock or Equity-Linked Securities in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by a majority of the members of the Board of Directors; provided, however, that the aggregate number of shares of Common Stock or Equity-Linked Securities issued pursuant to clause (a) and (e) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means April 15, 2024.

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. As of the Initial Issue Date, the Common Stock is the only Liquidation Junior Stock.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. As of the Initial Issue Date, no shares of Liquidation Parity Stock are issued or outstanding.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(ii)(1).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. As of the Initial Issue Date, no shares of Liquidation Senior Stock are issued or outstanding.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Threshold Price Percentage” means two-hundred and fifty percent (250%).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Percentage” has the meaning set forth in Section 10(h)(i).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means the fifth anniversary of the Initial Issue Date.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2026 (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means (a) for the period beginning on, and including, the Initial Issue Date and ending on, but excluding, the second anniversary of the Initial Issue Date, zero percent (0%) per annum and (b) for the period beginning on, and including, the second anniversary of the Initial Issue Date, six percent (6%) per annum.

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).

“Reported Share Outstanding Number” has the meaning set forth in Section 10(h)(i).

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the Nasdaq listing rules with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Stock Market, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 10(h).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Revenue Interest Financing Agreement” means that certain Revenue Interest Financing Agreement, dated as of June 16, 2022, among Rhythm Pharmaceuticals, Inc., entities managed by Healthcare Royalty Management, LLC identified therein, as investors, and HCR Collateral Management, LLC, as Investor Representative.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Share Cap” means 12,186,607 shares of Common Stock, subject to adjustment in the manner set forth in Section 10(f)(i)(1).

“Share Cap Fall Away” means the event that, as of the Degressive Issuance Sunset Date, the Conversion Rate has not been adjusted as set forth in Section 10(f)(i)(2) to be greater than 23.0786 shares of Common Stock per one thousand dollars ($1,000.00) of Liquidation Preference of the Convertible Preferred Stock, subject to adjustment in the manner set forth in Section 10(f)(i)(1).

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the Conversion Date, which as of the Initial Issue Date was “T+2.”

“Share Delivery Date” has the meaning set forth in Section 10(e)(iv).

“Stockholder Voting Power” means the aggregate number of votes entitled to be cast generally at a meeting of the Company’s stockholders held for the election of directors, with the calculation of such aggregate number of votes being conclusively made for all purposes under this Certificate of Designations and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Survivor of a Change of Control” means the issuer of the securities received by the holders of Common Stock upon the consummation of a Change of Control, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Change of Control.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company N.A. or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)            (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.      Rules of Construction. For purposes of this Certificate of Designations:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)            the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)            “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)            the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

SEction 3.      The Convertible Preferred Stock.

(a)            Designation; Par Value. A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.001 per share.

(b)            Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one hundred and fifty thousand (150,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)            Form, Dating and Denominations.

(i)            Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)            Certificates.

(1)            Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures.

(2)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)            No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)            Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)            Method of Payment; Delay When Payment Date is Not a Business Day.

(i)            Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Participating Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e)            Register. The Company will, or will retain another Person (who may be to the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive, and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)            Legends.

(i)            Restricted Stock Legend.

(1)            Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)            If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)            Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)            Legends on Conversion Shares.

(1)            Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)            Notwithstanding anything to the contrary in Section 3(f)(iii)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iii)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto.

(g)            Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)            Provisions Applicable to All Transfers and Exchanges.

(1)            Generally. Subject to this Section 3(g), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)            No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion, pursuant to Section 11(d), of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)            No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)            Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the number of Trading Days comprising the Standard Settlement Period after the date of such satisfaction.

(ii)            Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)            that has been surrendered for conversion;

(2)            that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3)            as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(h)            Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption.

(i)            Partial Conversions of Certificates and Partial Repurchases of Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)            Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)            Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)            Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)            Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)            Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)            Shares Held by the Company or its Affiliates. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)            Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(n).

(ii)            Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.

(iv)            Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 16.

(v)            Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16.

(o)            Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.      Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.      Dividends.

(a)            Generally.

(i)            Regular Dividends.

(1)            Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Regular Dividends will be payable quarterly in arrears on each Regular Dividend Payment Date. Regular Dividends on the Convertible Preferred Stock will accumulate on a daily basis from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2)            Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)            Methods of Payment of Regular Dividends; Payments in Kind.

(1)            Generally. Subject to the next sentence, each Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations, if as of the Close of Business on any Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), the Company has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date then the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time. Such payment and addition will occur automatically, without the need of any action on the part of the Company or any other Person.

(2)            Limitation on PIK Dividends. Notwithstanding anything to the contrary in Section 5(a)(i), the Company shall, solely to the extent permitted by its Revenue Interest Financing Agreement, be required to pay any Regular Dividend in cash if, prior to or immediately following the payment of any such Regular Dividend in kind, the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Convertible Preferred Stock, together with any shares of Common Stock previously issued upon conversion of any shares of Convertible Preferred Stock, would exceed the Share Cap, unless the Requisite Stockholder Approval has been obtained or the Share Cap Fall Away has occurred. In such event the Company shall use reasonable best efforts to cause the payment of any Regular Dividend in cash to be permitted under its Revenue Interest Financing Agreement to pay any Regular Dividend in cash. For the avoidance of doubt, Regular Dividends shall continue to accumulate on each outstanding share of Convertible Preferred Stock, as set forth in Section 5(a)(i)(1), notwithstanding any limitations on the Company’s ability to pay such Regular Dividend in cash.

(3)            Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)            Participating Dividends.

(i)            Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)           Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required pursuant to Section 10(f)(i)(1), as to which Section 10(i) or Section 10(f)(i)(1), respectively, will apply.

(iii)          Treatment of Participating Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion. If the Redemption Date, Change of Control Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Section 6.           Rights Upon Liquidation, Dissolution or Winding Up.

(a)            Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)            1.75 multiplied by the sum of:

(1)            the Liquidation Preference per share of Convertible Preferred Stock; and

(2)            all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)            the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment and assuming all outstanding shares of Convertible Preferred Stock were converted into Common Stock (without regard as to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion of the Convertible Preferred Stock and without regard to any limitation on conversion in accordance with Section 10(h) or Section 10(j)).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)            Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.            Right of the Company to Redeem the Convertible Preferred Stock.

(a)            No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Convertible Preferred Stock at its option at any time before the Redemption Trigger Date, except as set forth in Section 7(h).

(b)            Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem all, but not less than all, of the Convertible Preferred Stock, at any time, on a Redemption Date on or after the Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c)            Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption.

(d)            Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(e)            Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption plus accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference).

(f)            Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)            that such share has been called for Redemption;

(ii)           the Redemption Date for such Redemption;

(iii)          the Redemption Price per share of Convertible Preferred Stock;

(iv)          that Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(v)           the Conversion Rate in effect on the Redemption Notice Date for such Redemption.

(g)            Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

(h)            Redemption Upon an Antitrust Trigger Event. Subject to the terms of this Section 7, upon the request of any Holder following the occurrence of the Antitrust Trigger Event with respect to the shares of Convertible Preferred Stock held by such Holder, the Company may, at its election, redeem all or any portion of the shares of Convertible Preferred Stock with respect to which the Antitrust Trigger Event has occurred, on the Antitrust Redemption Date, for a cash purchase price per share of Convertible Preferred Stock equal to the Initial Liquidation Preference (an “Antitrust Redemption”). The procedures set forth in Sections 7(d), (f) and (g) will apply to any Antitrust Redemption, except that the Redemption Price shall be the Initial Liquidation Preference and the Redemption Date shall be the Antitrust Redemption Date.

Section 8.          Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control.

(a)            Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control. Subject to the other terms of this Section 8, if a Change of Control occurs, then each Holder will have the right (the “Change of Control Repurchase Right”) to require the Company or the Survivor of a Change of Control (such Survivor of a Change of Control, the “Acquirer”) to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a cash purchase price equal to the Change of Control Repurchase Price. For clarity, any shares of Convertible Preferred Stock in respect of which a Holder does not exercise the right to require the Company to repurchase as set forth in this Section 8 shall remain outstanding.

(b)            Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 16, (i) the rights of the Holders to receive payment of the Change of Control Repurchase Price pursuant to this Section 8 upon the occurrence of a Change of Control are subject to the prior repayment in full of the loans and all other obligations that are accrued and payable under the terms of the Company’s Revenue Interest Financing Agreement and the termination of the commitments and the termination of all outstanding letters of credit to the extent required under such Revenue Interest Financing Agreement; (ii) the Company or the Acquirer will not be obligated to pay the Change of Control Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company or the Acquirer does not have sufficient funds legally available to pay the same; and (iii) if the Company or the Acquirer does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control, then (1) the Company or the Acquirer, as applicable, will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) at any time thereafter when additional funds of the Company or the Acquirer, as applicable, become legally available for the repurchase of the Convertible Preferred Stock, such funds will be used to redeem the balance of the shares of Convertible Preferred Stock which the Company was theretofore obligated to repurchase. Any shares of Convertible Preferred Stock which are not repurchased as a result of the circumstances described herein shall remain outstanding until such shares shall have been redeemed and the Change of Control Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding.

(c)            Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e).

(d)            Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control following a Change of Control is an amount in cash equal to one hundred and seventy five percent (175%) of the sum of (i) Liquidation Preference of such share at the Close of Business on such Change of Control Repurchase Date plus (ii) accumulated and unpaid Regular Dividends on such share to, but excluding, such Change of Control Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference).

(e)            Change of Control Notice. On or before the tenth (10th) Business Day before the effective date (or anticipated effective date) of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (either concurrently with or after the public announcement of the same information) (a “Change of Control Notice”). Such Change of Control Notice must state:

(i)            briefly, the events causing such Change of Control;

(ii)           the expected effective date of such Change of Control;

(iii)          the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv)          the Change of Control Repurchase Date for such Change of Control;

(v)           the Change of Control Repurchase Price per share of Convertible Preferred Stock;

(vi)          the Conversion Rate in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Change of Control;

(vii)         that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(viii)        that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f)            Procedures to Exercise the Change of Control Repurchase Right.

(i)            Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock following a Change of Control, the Holder thereof must deliver to the Company:

(1)            before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2)            such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more Physical Certificates.

(ii)            Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)            the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)            that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii)            Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)            the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)            the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Transfer Agent or the Company, then such share(s) will be returned to the Holder thereof.

(g)            Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company or the Acquirer, as applicable, will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Repurchase Date; and (ii) the date such share is tendered to the Transfer Agent or the Company.

(h)            Compliance with Securities Laws. Notwithstanding anything in this Certificate of Designations to the contrary, in connection with any offer to repurchase by the Company or the Acquirer, as applicable in connection with a Change of Control or Antitrust Trigger Event, the Company or the Acquirer, as applicable, will, if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; (ii) file a Schedule TO or any other required filing under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws.

Section 9.           Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)            Voting and Consent Rights with Respect to Specified Matters.

(i)            Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (either directly or indirectly) without, the affirmative vote or consent of Holders representing at least two thirds (2/3rds) of the then-outstanding shares of Convertible Preferred Stock:

(1)            any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)            any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences, privileges or powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

(3)            increase or decrease the number of authorized shares of Convertible Preferred Stock (except as permitted herein) or issue additional shares of Convertible Preferred Stock;

(4)            [Reserved]; or

(5)            the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(A)            the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)            the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)            the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Convertible Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(5) will not require any vote or consent pursuant to Section 9(a)(i)(1) or 9(a)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(a)(i)(5)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2) or 9(a)(i)(5):

(I)            any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)            the creation and issuance, in and of itself, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)          the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)            [Reserved]

(iii)            Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)            cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law (the “DGCL”) in connection therewith; or

(2)            make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect.

(b)            Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the DGCL, the Holders will have the right, from and after the Antitrust Clearance Date, to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii), but without regard to Section 10(e)(iii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion with a Conversion Date occurring on such record or other relevant date (without regard as to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock); and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the DGCL as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 9(b) (i) will be limited or eliminated, as applicable, in accordance with Section 10(h); and (ii) will not apply at any time before the Antitrust Clearance Date. For the avoidance of doubt, and without limiting the voting rights set forth in this Section 9(b), no Holder of Convertible Preferred Stock will be treated as the holder of the shares of Common Stock issuable upon conversion of such Convertible Preferred Stock before the time set forth in Section 10(d)(iv) in connection with the conversion of such Convertible Preferred Stock.

(c)            Procedures for Voting and Consents.

(i)            Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(ii)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10.          Conversion.

(a)            Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)            Conversion at the Option of the Holders.

(i)            Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, from and after the Antitrust Clearance Date, Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time after the Initial Issue Date; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations and in addition to any other requirements for Optional Conversion of such shares of Convertible Preferred Stock,

(1)            if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations;

(2)            shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(3)            shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)            Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)            Mandatory Conversion at the Company’s Election.

(i)            Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election from and after the Antitrust Clearance Date, to designate any Business Day after the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds the product of the Mandatory Conversion Threshold Price Percentage and the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)            Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iii)            Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)            Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

Such Mandatory Conversion Notice must state:

(1)            that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares;

(2)            the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)            that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(4)            the Conversion Price and the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d)            Conversion Procedures.

(i)            Mandatory Conversion. If the Company duly exercises, in accordance with this Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)            Requirements for Holders to Exercise Optional Conversion Right.

(1)            Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company a Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may reasonably require; and (z) if applicable, pay any documentary or other taxes as pursuant to Section 11(d).

(2)            Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)          No Adjustments for Accumulated Regular Dividends. Without limiting any adjustments to the Liquidation Preference required by this Certificate of Designations, the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(iv)          When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)            Settlement upon Conversion.

(i)            Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such conversion; and (B) the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on such Conversion Date and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)), by (II) the Initial Liquidation Preference per share of Convertible Preferred Stock.

(ii)            Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            [Reserved]

(iv)            Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the number of Trading Days comprising the Standard Settlement Period after the Conversion Date for such conversion (the “Share Delivery Date”). The Company understands that a delay in the delivery of the shares of Common Stock after the Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, if (i) the Company fails to deliver the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the Convertible Preferred Stock within the time period specified above and (ii) the Holder has not exercised its Buy-In rights as provided below with respect to such shares, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of the shares of Common Stock upon exercise of the Convertible Preferred Stock the proportionate amount of $100 per Trading Day (increasing to $200 per Trading Day after the tenth (10th) Trading Day) after the Share Delivery Date for each $10,000 of shares of Common Stock for which the Convertible Preferred Stock is converted which are not timely delivered. For purposes of clarification, if the Company is obligated to make payments of liquidated damages pursuant to this Section 10(e)(iv) for late issuance of shares of Common Stock, then it shall not also be obligated to make Buy-In payments as described below with respect to those same shares of Common Stock. The Company shall pay any payments incurred under this Section 10(e)(iv) in immediately available funds upon demand.

(v)            Buy-In. In addition to any other rights available to the Holder, if the Company fails for any reason to effect delivery of the shares of Common Stock to the holder by the Share Delivery Date and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the Holder by the Company as liquidated damages as described in Section 10(e)(iv) above, exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Convertible Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000, assuming no liquidated damages. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of Convertible Preferred Stock as required pursuant to the terms hereof.

(f)            Conversion Rate Adjustments.

(i)            Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)            Degressive Issuances. If, at any time during the period from, and including, the Initial Issue Date to, and including, the Degressive Issuance Sunset Date, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(2)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) the Initial Liquidation Preference per share of Convertible Preferred Stock, divided by (y) the product of (i) such Effective Price per share of Common Stock, multiplied by (ii) 1.2; provided, however, that (A) the Conversion Rate will not be adjusted pursuant to this Section 10(f)(i)(2) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Rate be decreased pursuant to this Section 10(f)(i)(2).

For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

(ii)            No Other Required Adjustments. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i).

(iii)            Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(iv)            Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(v)            Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)            Voluntary Conversion Rate Increases.

(i)            Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period.

(ii)            Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h)            Restriction on Conversions.

(i)            Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and ninety-nine-one-hundredths percent (19.99%) of the then-outstanding Stockholder Voting Power (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.

Notwithstanding anything to the contrary herein, upon the written election of a holder of shares of Convertible Preferred Stock, no such holder of Convertible Preferred Stock shall be entitled to effect a conversion of any portion of its shares of Convertible Preferred Stock, to vote in its capacity as a holder of shares of Convertible Preferred Stock with respect to matters submitted to holders of the Common Stock or take delivery of shares of Common Stock upon conversion of such shares of Convertible Preferred Stock, in each case, to the extent that, after giving effect to such conversion, action or delivery, as applicable, such holder, together with all other Attribution Parties (as defined below), collectively would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (such percentage, subject to such modifications in accordance with, and subject to the limitations set forth in, this paragraph, the “Maximum Percentage”). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such holder and the other Attribution Parties shall include the number of shares of Common Stock held by the holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of such shares of Convertible Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of such shares of Convertible Preferred Stock beneficially owned by such holder or any other Attribution Party and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. For purposes of determining the number of shares of Common Stock the holder may acquire upon the conversion of shares of its Convertible Preferred Stock without exceeding the Maximum Percentage, such holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a holder of Convertible Preferred Stock at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such holder’s beneficial ownership, as determined pursuant to this paragraph, to exceed the Maximum Percentage, such holder must notify the Company of a reduced number of shares of Convertible Preferred Stock to be converted pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of a holder of Convertible Preferred Stock, where such request indicates that it is being made pursuant to this Certificate of Designation, the Company shall within two (2) business days confirm orally and in writing or by electronic mail to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by such holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon the conversion of any of such holder’s shares of Convertible Preferred Stock results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock, the number of shares so issued by which such holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such holder shall not have the power to vote or to transfer the Excess Shares.

As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void and/or any other shares of Convertible Preferred Stock have been purported to be converted or mandatorily converted in excess of the limitations set forth in this paragraph, the Company shall return to the Holder the number of shares of Convertible Preferred Stock corresponding to such excess. Upon delivery of a written notice to the Company, a holder of Convertible Preferred Stock may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage that is not in excess of 19.99% (except that such increased percentage may exceed 19.99% in the event that (x) the Requisite Stockholder Approval is obtained or (y) the Company is not subject to rules of the relevant trading market limiting issuances of shares of Common Stock in excess of such amount) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder of shares of Convertible Preferred Stock and the other Attribution Parties and not to any other holder of Convertible Preferred Stock. For purposes of clarity, the shares of Common Stock underlying such holder’s shares of Convertible Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this paragraph or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation as contained in this paragraph may not be waived and shall apply to a successor holder of the Convertible Preferred Stock. The limitation contained in this paragraph shall apply to a holder from and after the delivery of such written election to the Company and shall cease to apply thereafter only upon sixty-one (61) days’ written notice from such holder to the Company of an election to increase or decrease or remove such limitation; provided, that such election to be subject to such limitation shall be irrevocable if the holder so electing specifies in writing to the Company that such election is irrevocable. For the avoidance of doubt, the limitation contained in this paragraph shall not apply to any holder that has not elected in writing to be subject to such limitation. As used in this Certificate of Designation with respect to any holder of Convertible Preferred Stock, “Attribution Parties” means, collectively, the following persons and entities: such holder, any of its Affiliates or principals, any person acting or who could be deemed to be acting as a group together with such holder or any of the foregoing for purposes of Section 13(d) of the Exchange Act, and any other persons whose beneficial ownership of the Common Stock would or could be aggregated with such holder’s and the other Attribution Parties’ for purposes of Section 13(d) of the Exchange Act.

Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Common Stock outstanding at such time in excess of the Ownership Limitation or, if applicable, the Maximum Percentage. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Company may, upon exercise of its Mandatory Conversion Right, force conversion of, such Holder’s Convertible Preferred Stock, up to the Ownership Limitation or, if applicable, the Maximum Percentage, in each case subject to the immediately following paragraph and the other requirements of this Certificate of Designations applicable to such Optional Conversion or Mandatory Conversion, as applicable.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock (whether upon Redemption, Mandatory Conversion or otherwise) is not delivered as a result of the Ownership Limitation or, if applicable, the Maximum Percentage, then the Company’s obligation to deliver such Conversion Consideration (the “Abeyance Shares”) will not be extinguished, and the Company will deliver the Abeyance Shares as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written evidence satisfactory to the Company that such delivery will not contravene the Ownership Limitation or, if applicable, the Maximum Percentage. A Holder will provide such evidence as soon as reasonably practicable after its beneficial ownership is such that the Abeyance Shares may be delivered without contravening the Ownership Limitation or, if applicable, the Maximum Percentage. Until the Abeyance Shares have been delivered:

(1)            The number of Abeyance Shares shall be subject to adjustment as set forth in Section 10(f)(i)(1).

(2)            No dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Abeyance Shares (such a dividend or distribution on the Abeyance Shares, an “Abeyance Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Abeyance Dividend”), such that (1) the Record Date and the payment date for such Abeyance Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Abeyance Dividend and (2) the kind and amount of consideration payable per Abeyance Share in such Abeyance Dividend is the same kind and amount of consideration that would be payable in the Common Stock Abeyance Dividend.

(3)            The provisions of Section 10(e)(iv) and (v) will apply to the delivery of the Abeyance Shares, mutatis mutandis.

(4)            The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery a number of shares of Common Stock that would be sufficient to settle the obligation to delivery of the Abeyance Shares.

(5)            In the event of any Common Stock Change Event, the Company’s obligation to deliver Abeyance Shares will be replaced by an obligation to deliver an equal number of Reference Property Units.

For the avoidance of doubt, such converted Convertible Preferred Stock will be extinguished, will no longer accrue Regular Dividends and will not benefit from any Liquidation Preference.

(i)            Effect of Common Stock Change Event.

(i)            Generally. If there occurs any:

(1)            recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)            consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)            sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)            other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)            from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)            for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)            Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)            Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

(j)            Limitation on Share Issuances. In no event shall the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock exceed the Share Cap unless the Requisite Stockholder Approval has been obtained or the Share Cap Fall Away has occurred. If at any time the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, together with the shares of Common Stock previously issued upon conversion of the Convertible Preferred Stock, exceeds the Share Cap, unless the Share Cap Fall Away has occurred, the Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained. If the Requisite Stockholder Approval is not obtained at the applicable annual meeting of stockholders, if any, then the Regular Dividend Rate will be increased by one percent (1%) until the date when the Requisite Stockholder Approval is first obtained, if at all. If, prior to the receipt of the Requisite Stockholder Approval or the Share Cap Fall Away, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, together with the shares of Common Stock previously issued upon conversion of the Convertible Preferred Stock, would exceed the Share Cap, each Holder shall be entitled to convert up to a number of shares of Convertible Preferred Stock that are convertible into its pro rata amount of such Share Cap, calculated based on the number of shares of Convertible Preferred Stock held by each such Holder.

Section 11.          Certain Provisions Relating to the Issuance of Common Stock.

(a)            Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)            Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)            Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)            Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.      No Preemptive Rights. Without limiting the rights of any Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock) or the Investment Agreement, the Holders of the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 13.      Tax Treatment. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a change in law, a determination within the meaning of Section 1313(a) of the Code, or any other settlement on audit that is binding on the Company. Each Holder agrees to provide, at the time it becomes a party hereto and thereinafter upon reasonable request or as required under applicable law (including if such form becomes inaccurate, expired, or obsolete), a valid and duly completed Internal Revenue Service Form W-9.

Section 14.      Calculations.

(a)            Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)            Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.      Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 16.      Legally Available Funds. Without limiting the rights of any Holder (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17.      No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

Rhythm Pharmaceuticals, Inc.

By:	/s/ Hunter Smith
	Name:	Hunter Smith
	Title:	Chief Financial Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

Rhythm Pharmaceuticals, Inc.

Series A Convertible Preferred Stock

Certificate No.      [___]

Rhythm Pharmaceuticals, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Rhythm Pharmaceuticals, Inc. has caused this instrument to be duly executed as of the date set forth below.

Rhythm Pharmaceuticals, Inc.

Date:	By:

Name:
Title:

Date:	By:

Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

RHYTHM PHARMACEUTICALS, INC.

Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.            Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Certificate of Designations.

2.            Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(k) of the Certificate of Designations.

3.            Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

4.            Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.            Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(a)(ii)(1) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.            Right of the Company to Redeem the Convertible Preferred Stock. The Company will have the right to redeem the Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

7.            Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

8.            Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

9.            Countersignature. The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

10.            Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Rhythm Pharmaceuticals, Inc.

222 Berkeley Street, 12th Floor

Boston, MA 02116

Attention: Chief Financial Officer

CONVERSION NOTICE

RHYTHM PHARMACEUTICALS, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐ __________ * shares of Convertible Preferred Stock

identified by Certificate No.                      .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*    Must be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

RHYTHM PHARMACEUTICALS, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐ __________ 1 shares of Convertible Preferred Stock

identified by Certificate No.                      .

The undersigned acknowledges that the Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

1    Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1